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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):  November 10, 1996

                           REGENT TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)


 Colorado                              0-9519                    84-0807913
(State or other jurisdiction        (Commission File          (IRS Employer
incorporation or organization)          Number)             Identification)


8080 North Central, Suite 400, Dallas, Texas                       75206
(Address of principal executive offices)                         (zip code)

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Item 2.

     On November 10, 1996, the Company initiated a $400,000 offering through a Private Placement Memorandum whereby the Company is offering to persons meeting certain eligibility requirements the right to subscribe for Units of Common Stock and Purchase Warrants of the Company at a price equal to $5,000 per Unit. The number of shares of Common Stock, $.01 par value per share in each Unit will be 40,000, at a cost of $.10 per share ($4,000) and 40,000 Purchase Warrants, at a cost of $.025 per warrant ($1,000). The minimum number of Units to which an investor may subscribe is one Unit ($5,000) and greater amounts in increments of one Unit and any qualified investor may purchase all remaining unsubscribed units. A maximum of 3,200,000 shares of Common Stock, $.01 par value per share and 3,200,000 Purchase Warrants are being offered. Each Purchase Warrant is non-transferable and may be exercised to purchase one (1) Common Share, $.01 par value per share of the Company at an exercise price of $.20 per share commencing June 1, 1997. All Purchase Warrants will expire at five o'clock p.m. on December 31, 1999.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   REGENT TECHNOLOGIES, INC.



                                   David A. Nelson, President

Date:  November 21, 1996